For additional information, contact:
Andy Borrmann
EVP & Chief Financial Officer
678.734.3505

COLONY BANKCORP REPORTS SECOND QUARTER 2022 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1075 PER SHARE

FITZGERALD, GA. (July 21, 2022) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the second quarter of 2022. Financial highlights are shown below.

Financial Highlights:

•Net income decreased to $3.4 million, or $0.19 per diluted share, for the second quarter of 2022, compared to $5.3 million, or $0.34 per diluted share, for the first quarter of 2022, and $4.0 million, $0.42 per diluted share, for the second quarter of 2021.
•Operating net income of $5.2 million, or $0.30 per diluted share, for the second quarter of 2022 as compared to $5.4 million, or $0.37 per diluted share, for the the the first quarter of 2022, and $4.5 million, or $0.49 per diluted share, for the second quarter of 2021 (see Reconciliation of Non-GAAP Measures).
•The Company made significant progress in its hiring initiatives, including hiring several new commercial bankers and promoting a new Chief Financial Officer.
•$1.1 million in provision for loan losses was recorded in second quarter of 2022, compared to $50,000 recorded in first quarter of 2022, and no provision recorded in second quarter of 2021.
•Non-recurring charges of $1.35 million related to previously announced efficiency efforts were incurred during the second quarter of 2022.
•Due to the unusual interest rate environment, the company experienced accelerated amortization on purchased callable FHLB advances totaling $751,000 and a valuation decline of its SBSL servicing asset of $316,000.
•Total loans, excluding loans held for sale and loans that originated under the Paycheck Protection Program (the “PPP”), totaled $1.5 billion at June 30, 2022, an increase of $99.0 million, or 7.3% from the prior quarter.
•Mortgage production was $113.7 million, and mortgage sales totaled $82.3 million in the second quarter of 2022.
•Small Business Specialty Lending (“SBSL”) closed $21.0 million in Small Business Administration (“SBA”) loans and sold $18.4 million in SBA loans in the second quarter of 2022.

The Company also announced that on July 21, 2022, the Board of Directors declared a quarterly cash dividend of $0.1075 per share, to be paid on its common stock on August 20, 2022, to shareholders of record as of the close of business on August 6, 2022. The Company had 17,581,212 shares of its common stock outstanding as of July 20, 2022.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “While there were several moving parts during the quarter, we continue to position Colony for strong financial performance. In the quarter, we completed a $40 million subordinated debt offering, hired commercial bankers in the Atlanta, Birmingham and Huntsville markets, and grew loans, excluding loans held for sale, by almost $100 million, or nearly 30% annualized. Atypical expenses during the quarter totaled approximately $2.3 million, primarily for the previously announced charge for the efficiency project, and $751,000 of accelerated amortization of purchased FHLB borrowings called during the quarter. While asset quality metrics are strong and improving, we recorded higher provision expense than anticipated due to loan growth being meaningfully higher than projected.”

“Finally, we do expect to show continued strong asset generation for the next few quarters. The current loan pipelines remain very strong, and we continue to recruit seasoned banking professionals throughout our footprint”

Balance Sheet

•Total assets were $2.7 billion at June 30, 2022, a slight increase of $41.6 million from March 31, 2022.
•Total loans, including loans held for sale, were at $1.49 billion at June 30, 2022, an increase of $113.1 million from the quarter ended March 31, 2022.
•Total deposits were $2.3 billion and $2.4 billion at June 30, 2022 and March 31, 2022, respectively, with a slight decrease of $19.3 million.
•Total borrowings at June 30, 2022 totaled $152.1 million, an increase of $92.1 million or, 153.3%, compared to March 31, 2022 related to the subordinated debt issued in May 2022 and federal funds purchased outstanding at June 30, 2022.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.74%, 15.80%, 16.55%, and 12.39%, respectively, at June 30, 2022.

Second Quarter and June 30, 2022 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, for the second quarter of 2022 totaled $19.3 million, compared to $15.2 million for the second quarter of 2021. Net interest income, on a tax-equivalent basis, for the six months ended June 30, 2022 totaled $38.6 million, compared to $29.6 million for the six months ended June 30, 2021. The increase during the quarter and six months ended June 30, 2022 compared to the same period in 2021 is primarily attributable to interest income related to loans acquired in the acquisition of SouthCrest Financial Group, Inc. (“SouthCrest”) in August of 2021.
•Net interest margin decreased 53 basis points from the second quarter of 2021, but increased two basis point from the first quarter of 2022. Net interest margin for the six months ended June 30, 2022 decreased 42 basis points from the six months ended June 30, 2021, but increased one point from the first quarter 2022. Two borrowings from the acquisition of SouthCrest were called and the remaining mark of approximately $750,000 was recognized in interest expense this quarter.
•Noninterest income totaled $10.1 million for the second quarter ended June 30, 2022, an increase of $2.3 million, or 29.8%, compared to the same period in 2021. The increase was primarily attributable to SBSL loan sales, SouthCrest and insurance company acquisitions, growth in interchange fee income and service charges on deposits offset by a decrease in mortgage fee income. Noninterest income totaled $19.2 million for the six months ended June 30, 2022, an increase of $2.9 million, or 17.45%, compared to the same period in 2021. The increase was primarily attributable to SBSL loan sales, SouthCrest and insurance company acquisitions, growth in interchange fee income and service charges on deposits offset by a decrease in mortgage fee income.
•Noninterest expense totaled $24.5 million for the second quarter ended June 30, 2022, compared to $17.5 million for the same period in 2021. Noninterest expense totaled $46.3 million for the six months ended June 30, 2022, compared to $33.2 million for the same period in 2021. The increases were primarily related to increase in salaries, information technology, and communications related to the acquisition of SouthCrest in August of 2021.

Asset Quality

•Nonperforming assets totaled $5.2 million and $6.5 million at June 30, 2022 and March 31, 2022, respectively, a decrease of $1.2 million.
•Other real estate owned and repossessed assets totaled approximately $293,000 at June 30, 2022, and March 31, 2022.
•Net loans charged-off were $58,000, or 0.02% of average loans for the second quarter of 2022, compared to net charge-offs of $41,000 or 0.01% for the first quarter of 2022.
•The loan loss reserve was $14.0 million, or 0.96% of total loans, at June 30, 2022, compared to $12.9 million, or 0.95% of total loans, at March 31, 2022.

As noted above and in the table on page 7, overall asset quality remains strong.

Earnings call information

The Company will host an earnings conference call at 5:00 p.m. EDT on Thursday, July 21, 2022, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 981866. A replay of the call will be available until Friday, July 29, 2022. To listen to the replay, dial 1-866-813-9403 and enter the access code 213634.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 41 locations throughout Georgia. At Colony Bank, we offer a wide range of banking services including personal banking, business banking, mortgage solutions, government guaranteed lending solutions, and more. We have expanded our services to also include consumer insurance products, such as automotive, homeowners, and other insurance needs for our community. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions; and (vi) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; the Company’s ability to implement its various strategic and growth initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; higher inflation and its impacts; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, book value per common share, total equity to total assets, and efficiency ratio, respectively. Operating net income and operating efficiency ratio both exclude acquisition-related expenses. Acquisition-related expenses include fees associated with current period acquisitions and ongoing amortization of intangibles related to prior acquisitions. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, and operating efficiency ratio and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, total equity to total assets, and efficiency ratio, are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2022		2021
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating net income reconciliation
Net income (GAAP)	$3,416	$5,324	$4,160	$5,583	$3,997
FHLB mark from called borrowings	751	—	—	—	—
Severance costs	1,346	—	—	—	—
Acquisition-related expenses	1	139	1,261	1,794	698
Writedown of bank premises	—	—	90	—	—
Income tax benefit	(272)	(26)	(284)	(466)	(181)
Operating net income	$5,242	$5,437	$5,227	$6,911	$4,514
Weighted average diluted shares	17,586,298	15,877,695	13,673,998	12,344,926	9,498,783
Adjusted earnings per diluted share	$0.30	$0.37	$0.40	$0.57	$0.49

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$13.34	$14.23	$15.92	$15.88	$15.46
Effect of goodwill and other intangibles	(3.44)	(3.40)	(4.51)	(4.46)	(1.89)
Tangible book value per common share	$9.90	$10.83	$11.41	$11.42	$13.57

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.32%	9.32%	8.09%	8.64%	8.37%
Effect of goodwill and other intangibles	(2.79)%	(2.07)%	(2.15)%	(2.27)%	(0.99)%
Tangible equity to tangible assets	6.52%	7.25%	5.93%	6.37%	7.38%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	83.75%	76.94%	82.15%	77.68%	76.53%
Severance costs	(4.61)	—	—	—	—
Acquisition-related expenses	—	(2.20)	(5.33)	(7.30)	(3.79)
Writedown of bank premises	—	—	(0.30)	—	—
Operating efficiency ratio	79.14%	74.74%	76.52%	70.38%	72.74%

Pre-provision net revenue
Net interest income before provision (credit) for credit losses	$19,167	$19,188	$19,022	$17,868	$15,069
Noninterest income	10,057	9,152	10,815	9,438	7,751
	$29,224	$28,340	$29,837	$27,306	$22,820

Noninterest expense	24,475	21,805	24,512	21,211	17,465
Pre-provision net revenue	$4,749	$6,535	$5,325	$6,095	$5,355

Colony Bankcorp, Inc.
Selected Financial Information

	2022		2021
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income	$19,167	$19,188	$19,022	$17,868	$15,069
Provision for loan losses	1,100	50	50	150	—
Non-interest income	10,057	9,152	10,815	9,438	7,751
Non-interest expense	24,475	21,805	24,512	21,211	17,465
Income taxes	233	1,161	1,116	362	1,358
Net income	3,416	5,324	4,159	5,583	3,997
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,581,212	17,586,333	13,673,898	13,674,198	9,498,783
Weighted average basic shares	17,586,298	15,877,695	13,673,998	12,344,926	9,498,783
Weighted average diluted shares	17,586,298	15,877,695	13,673,998	12,344,926	9,498,783
Earnings per basic share	$0.19	$0.34	$0.30	$0.45	$0.42
Earnings per diluted share	0.19	0.34	0.30	0.45	0.42
Adjusted earnings per diluted share(b)	0.30	0.37	0.40	0.57	0.49
Cash dividends declared per share	0.1075	0.1075	0.1025	0.1025	0.1025
Common book value per share	13.34	14.23	15.92	15.88	15.46
Tangible book value per common share(b)	9.90	10.83	11.41	11.42	13.50
Pre-provision net revenue	$4,749	$6,535	$5,325	$6,095	$5,355

Performance ratios:
Net interest margin (a)	3.15%	3.13%	3.16%	3.48%	3.68%
Return on average assets	0.51	0.81	0.64	1.00	0.91
Return on average total equity	5.68	8.88	7.65	11.49	11.14
Efficiency ratio	83.75	76.94	82.15	77.68	76.53
Operating efficiency ratio (b)	79.14	74.74	76.52	70.38	72.74

Colony Bankcorp, Inc.
Selected Financial Information

	2022		2021
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSET QUALITY
Nonperforming loans (NPLs)	$4,948	$6,171	$5,449	$12,246	$9,205
Other real estate owned	246	246	281	807	270
Repossessed assets	47	48	49	3	29
Total nonperforming assets (NPAs)	5,241	6,465	5,779	13,056	9,504
Classified loans	19,247	18,306	19,016	30,300	30,852
Criticized loans	49,204	52,859	58,938	61,857	64,818
Net loan (recoveries)/charge-offs	58	41	(17)	144	(178)
Allowance for loan losses to total loans	0.96%	0.95%	0.96%	0.98%	1.26%
Allowance for loan losses to total NPLs	282.19	209.35	236.92	105.15	140.15
Allowance for loan losses to total NPAs	266.42	199.83	223.40	98.63	135.73
Net (recoveries)/charge-offs to average loans	0.02	0.01	(0.01)	0.05	(0.09)
NPLs to total loans	0.34	0.46	0.41	0.93	0.90
NPAs to total assets	0.19	0.24	0.21	0.52	0.54
NPAs to total loans and foreclosed assets	0.36	0.48	0.43	1.00	0.93

AVERAGE BALANCES
Total assets	2,676,612	2,679,242	2,589,908	2,272,904	1,777,559
Loans, net	1,384,795	1,333,784	1,306,796	1,218,102	1,052,645
Loans, held for sale	29,843	28,650	38,543	24,964	24,139
Deposits	2,325,756	2,341,357	2,274,910	1,975,418	1,547,139
Total stockholders’ equity	241,281	243,120	215,783	197,109	144,761
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,395,179	$32,339	4.68%	$1,077,859	$27,805	5.20%
Investment securities, taxable	842,491	8,084	1.94%	394,431	3,401	1.74%
Investment securities, tax-exempt [2]	112,843	1,022	1.83%	32,887	314	1.93%
Deposits in banks and short term investments	117,177	159	1.84%	164,882	97	0.12%
Total interest-earning assets	2,467,689	41,605	3.40%	1,670,059	31,617	3.82%
Noninterest-earning assets	210,625			105,746
Total assets	$2,678,314			$1,775,805
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,437,325	$568	0.08%	$880,838	$311	0.07%
Other time	335,744	657	0.39%	257,173	912	0.72%
Total interest-bearing deposits	1,773,069	1,225	0.14%	1,138,011	1,223	0.22%
Federal funds purchased	3,978	27	1.35%	—	—	—%
Federal Home Loan Bank advances[3]	49,100	1,195	4.91%	22,500	230	2.06%
Paycheck Protection Program Liquidity Facility	—	—	—%	51,516	93	0.36%
Other borrowings	38,492	608	3.18%	37,715	514	2.75%
Total other interest-bearing liabilities	91,570	1,830	4.03%	111,731	837	1.51%
Total interest-bearing liabilities	1,864,639	3,055	0.33%	1,249,742	2,060	0.33%
Noninterest-bearing liabilities:
Demand deposits	$560,444			$373,728
Other liabilities	15,013			6,791
Stockholders' equity	242,196			145,544
Total noninterest-bearing liabilities and stockholders' equity	817,653			526,063
Total liabilities and stockholders' equity	$2,682,292			$1,775,805
Interest rate spread			3.07%			3.49%
Net interest income		$38,550			$29,557
Net interest margin			3.15%			3.57%

1 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $62,000 and $124,000 for the six months ended June 30, 2022 and 2021, respectively, are included in income and fees on loans. Accretion income of $429,000 and $313,000 for the six months ended June 30, 2022 and 2021 are also included in income and fees on loans.
2 Taxable-equivalent adjustments totaling $133,000 and $84,000 for the six months ended June 30, 2022 and 2021, respectively, are included in tax-exempt interest on investment securities.
3Federal Home Loan Bank advances interest expense includes $751,000 for the six months ended June 30, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [4]	$1,427,563	$16,317	4.58%	$1,076,784	$14,165	5.34%
Investment securities, taxable	842,481	4,332	2.06%	417,343	1,794	1.74%
Investment securities, tax-exempt [5]	114,658	542	1.89%	33,156	160	1.96%
Deposits in banks and short term investments	73,190	103	0.68%	146,591	45	0.12%
Total interest-earning assets	2,457,891	21,294	3.47%	1,673,874	16,164	3.92%
Noninterest-earning assets	218,721			103,685
Total assets	$2,676,612			$1,777,559
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,429,331	$307	0.09%	$901,978	$146	0.07%
Other time	328,355	319	0.39%	253,944	423	0.68%
Total interest-bearing deposits	1,757,686	626	0.14%	1,155,922	569	0.20%
Federal funds purchased	7,916	27	1.35%	—	—	—%
Federal Home Loan Bank advances[6]	46,550	943	8.12%	22,500	115	2.09%
Paycheck Protection Program Liquidity Facility	—	—	—%	19,031	25	0.53%
Other borrowings	44,729	409	2.28%	37,536	258	2.78%
Total other interest-bearing liabilities	99,195	1,379	5.58%	79,067	398	2.04%
Total interest-bearing liabilities	1,856,881	2,005	0.43%	1,234,989	967	0.32%
Noninterest-bearing liabilities:
Demand deposits	568,070			$391,217
Other liabilities	10,380			6,592
Stockholders' equity	241,281			144,761
Total noninterest-bearing liabilities and stockholders' equity	819,731			542,570
Total liabilities and stockholders' equity	$2,676,612			$1,777,559
Interest rate spread			3.04%			3.60%
Net interest income		$19,289			$15,197
Net interest margin			3.15%			3.68%

4The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $31,000 and $67,000 for the quarters ended June 30, 2022 and 2021, respectively, are included in income and fees on loans. Accretion income of $269,000 and $104,000 for the quarter ended June 30, 2022 and 2021 are also included in income and fees on loans.
5Taxable-equivalent adjustments totaling $70,000 and $43,000 for the quarters ended June 30, 2022 and 2021, respectively, are included in tax-exempt interest on investment securities.
6 Federal Home Loan Bank advances interest expense includes $751,000 for the quarters ended June 30, 2022 is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Segment Reporting
	2022		2021
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Banking Division
Net interest income	$18,819	$18,824	$18,316	$17,181	$14,864
Provision for loan losses	1,100	50	50	150	—
Noninterest income	5,186	4,300	4,480	4,340	3,354
Noninterest expenses	19,503	17,701	19,280	16,941	13,366
Income taxes	226	900	475	434	1,241
Segment income	$3,176	$4,473	$2,991	$3,996	$3,611

Total segment assets	$2,664,657	$2,627,450	$2,620,501	$2,499,223	$1,710,345

Full time employees	396	404	400	417	294

Mortgage Banking Division
Net interest income	$57	$71	$114	$138	$123
Provision for loan losses	—	—	—	—	—
Noninterest income	2,736	2,912	3,102	3,104	2,997
Noninterest expenses	2,799	2,711	2,869	2,765	2,887
Income taxes	(7)	101	334	(290)	60
Segment income	$1	$171	$13	$767	$173

Total segment assets	$20,183	$19,417	$25,149	$21,184	$25,149

Full time employees	59	62	55	53	53

Small Business Specialty Lending Division
Net interest income	$291	$293	$592	$549	$82
Provision for loan losses	—	—	—	—	—
Noninterest income	2,135	1,940	3,233	1,994	1,400
Noninterest expenses	2,173	1,393	2,363	1,505	1,212
Income taxes	14	160	307	218	57
Segment income	$239	$680	$1,155	$820	$213

Total segment assets	$43,553	$39,921	$46,065	$23,291	$20,024

Full time employees	28	28	26	24	24

Total Consolidated
Net interest income	$19,167	$19,188	$19,022	$17,868	$15,069
Provision for loan losses	1,100	50	50	150	—
Noninterest income	10,057	9,152	10,815	9,438	7,751
Noninterest expenses	24,475	21,805	24,512	21,211	17,465
Income taxes	233	1,161	1,116	362	1,358
Segment income	$3,416	$5,324	$4,159	$5,583	$3,997

Total segment assets	$2,728,393	$2,686,788	$2,691,715	$2,543,698	$1,755,518

Full time employees	483	494	481	494	371

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	June 30, 2022	December 31, 2021
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$23,133	$18,975
Interest-bearing deposits in banks and federal funds sold	53,349	178,257
Cash and cash equivalents	76,482	197,232
Investment securities available for sale, at fair value	657,546	938,164
Investment securities held to maturity, at amortized cost	304,014	—
Other investments, at cost	12,968	14,012
Loans held for sale	38,526	38,150
Loans, net of unearned income	1,452,805	1,337,977
Allowance for loan losses	(13,963)	(12,910)
Loans, net	1,438,842	1,325,067
Premises and equipment	41,322	43,033
Other real estate	246	281
Goodwill	54,078	52,906
Other intangible assets	6,478	7,389
Bank owned life insurance	54,845	55,159
Deferred income taxes, net	21,178	3,644
Other assets	21,868	16,678
Total assets	$2,728,393	$2,691,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$572,978	$552,576
Interest-bearing	1,758,533	1,822,032
Total deposits	2,331,511	2,374,608
Federal funds purchased	23,766	—
Federal Home Loan Bank advances	65,000	51,656
Other borrowed money	63,342	36,792
Accrued expenses and other liabilities	10,179	10,952
Total liabilities	$2,493,798	$2,474,008

Stockholders’ equity
Common stock, $1 par value; 20,000,000 shares authorized, 17,581,212 and 13,673,898 issued and outstanding, respectively	$17,581	$13,674
Paid in capital	167,376	111,021
Retained earnings	104,561	99,189
Accumulated other comprehensive loss, net of tax	(54,923)	(6,177)
Total stockholders’ equity	234,595	217,707
Total liabilities and stockholders’ equity	$2,728,393	$2,691,715

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$16,266	14,099	$32,281	27,672
Investment securities	4,803	1,893	8,974	3,591
Deposits in banks and short term investments	103	44	159	98
Total interest income	21,172	16,036	41,414	31,361

Interest expense:
Deposits	626	569	1,225	1,223
Federal funds purchased	27	—	27	—
Federal Home Loan Bank advances	1,098	115	1,464	230
Paycheck Protection Program Liquidity Facility	—	25	—	93
Other borrowings	254	258	339	515
Total interest expense	2,005	967	3,055	2,061
Net interest income	19,167	15,069	38,359	29,300
Provision for loan losses	1,100	—	1,150	500
Net interest income after provision for loan losses	18,067	15,069	37,209	28,800

Noninterest income:
Service charges on deposits	1,895	1,264	3,720	2,486
Mortgage fee income	2,736	3,005	5,648	7,000
Gain on sale of SBA loans	1,863	1,263	3,589	2,735
(Loss)/Gain on sale of securities	—	141	24	137
Interchange fees	2,159	1,667	4,159	3,197
BOLI income	353	222	665	430
Other	1,052	189	1,400	367
Total noninterest income	10,057	7,751	19,205	16,352

Noninterest expense:
Salaries and employee benefits	15,072	10,126	28,344	20,081
Occupancy and equipment	1,608	1,245	3,227	2,571
Acquisition related	1	699	125	698
Information technology expenses	2,549	1,856	4,904	3,448
Professional fees	695	690	1,517	1,177
Advertising and public relations	417	566	854	1,146
Communications	1,073	308	1,892	527
Other	3,061	1,975	5,419	3,571
Total noninterest expense	24,475	17,465	46,282	33,219
Income before income taxes	3,649	5,355	10,132	11,933
Income taxes	233	1,358	1,395	3,016
Net income	$3,416	$3,997	$8,737	$8,917
Earnings per common share:
Basic	$0.19	$0.42	$0.52	$0.94
Diluted	0.19	0.42	0.52	0.94
Dividends declared per share	0.1075	0.1025	0.2150	0.2050
Weighted average common shares outstanding:
Basic	17,586,298	9,498,783	16,731,997	9,498,783
Diluted	17,586,298	9,498,783	16,731,997	9,498,783

Colony Bankcorp, Inc.
Quarterly Comparison
	2022		2021
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets	$2,728,393	$2,686,788	$2,691,715	$2,512,581	$1,755,518
Loans, net	1,438,842	1,341,113	1,325,067	1,296,983	1,009,747
Deposits	2,331,511	2,350,786	2,374,608	2,195,122	1,542,214
Total equity	234,595	250,277	217,707	217,130	146,894
Net income	3,416	5,324	4,160	5,583	3,997
Earnings per basic share	$0.19	$0.34	$0.30	$0.45	$0.42

Key Performance Ratios:
Return on average assets	0.51%	0.81%	0.64%	1.00%	0.91%
Return on average total equity	5.68%	8.88%	7.65%	11.49%	11.14%
Total equity to total assets	9.32%	9.32%	8.09%	8.64%	8.37%
Tangible equity to tangible assets (a)	6.52%	7.25%	5.93%	6.37%	7.38%
Net interest margin	3.15%	3.13%	3.16%	3.48%	3.68%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2022		2021
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core	$1,217,498	$1,093,126	$990,063	$931,793	$905,850
PPP	128	387	8,486	16,999	58,769
Purchased	235,179	260,519	339,428	361,068	57,999
Total	$1,452,805	$1,354,032	$1,337,977	$1,309,860	$1,022,618

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2022		2021
(dollars in thousands)	Second Quarter	First Quarter	First Quarter	Fourth Quarter	Third Quarter
Atlanta	$287,460	$246,629	$281,040	$278,473	$436
Augusta	36,545	38,462	36,268	28,064	30,521
Birmingham	2,255	—	—	—	—
Middle Georgia	146,159	117,336	117,788	100,804	73,458
Northwest Georgia	38,520	38,430	27,167	24,334	2,703
Coastal Georgia	259,248	237,621	235,799	233,648	236,985
South Central Georgia	348,273	345,421	336,849	352,057	361,821
Southwest Georgia	127,783	118,263	105,937	99,385	95,870
West Georgia	181,791	168,071	161,678	160,663	148,271
Small Business Specialty Lending	23,411	39,934	23,101	8,850	14,923
Paycheck Protection Program	128	387	8,486	16,999	55,425
Purchase Accounting	(614)	(697)	(948)	(1,025)	(565)
Other	1,846	4,175	4,812	7,608	2,770
Total	$1,452,805	$1,354,032	$1,337,977	$1,309,860	$1,022,618

Colony Bankcorp, Inc.
Quarterly PPP Fees Comparison
	2022		2021
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
PPP loan fee income	$6	$505	$502	$1,556	$1,581
Unearned income on PPP loans	6	12	517	1,019	2,573